EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 13, 2001 included in this form 11-K into Manatron, Inc.'s previously filed Form S-8 Registration File No. 333-07519.

/s/ Arthur Anderson LLP

Grand Rapids, Michigan
   June 27, 2001